Prospectus Supplement No.1 dated August 1, 2011	Filed pursuant to Rule 424(B)(3) Registration No. 333-173537

ADVANCED CLOUD STORAGE, INC.

5,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of ADVANCED CLOUD STORAGE, INC.  (“ADVANCED CLOUD STORAGE”, “we” or the “Company”) and it is not presently traded on any market or securities exchange. 5,000,000 shares of common stock are being offered for sale by the Company to the public and the securities being registered by this offering may be illiquid because these securities are not listed on any exchange.  A public market for the Company’s common stock may never develop, or, if any market does develop, it may not be sustained.

The price per share will be $0.04. ADVANCED CLOUD STORAGE will be selling all the shares and will receive all proceeds from the sale. Advanced Cloud Storage, Inc. will be selling all the shares and will receive all proceeds. The proceeds received from this offering will not be placed in escrow and are not subject to refund.

In their audit report dated April 12, 2011 our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. ADVANCED CLOUD STORAGE, INC. has not started operations nor are we generating any revenue.

The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Our common stock is not listed on a public exchange. We intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved. Additionally there is no guarantee a trading market will develop or be sustained.

These securities are not listed on any exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

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This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The date of this prospectus is August 1, 2011.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Since becoming incorporated, ADVANCED CLOUD STORAGE has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations nor has the Company any plans nor does any of its stockholders have any plans to merge into an operating company, to enter into a change of control or similar transaction or to change our management. Neither management nor the Company’s shareholders have plans or intentions to be acquired. ADVANCED CLOUD STORAGE is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

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TABLE OF CONTENTS

Item 3.	Summary Information, Risk Factors	1
SUMMARY INFORMATION		1
RISK FACTORS		3
Item 4.	Use of Proceeds.	10
Item 5.	Determination of Offering Price.	11
Item 6.	Dilution.	11
Item 8.	Plan of Distribution.	13
Item 9.	Description of Securities to be Registered.	14
Item 10.	Interests of Named Experts and Counsel.	15
Item 11.	Information with Respect to the Registrant.	15
DESCRIPTION OF BUSINESS		15
LEGAL PROCEEDINGS		21
FINANCIAL STATEMENTS		21
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS		31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE		32
DIRECTORS AND EXECUTIVE OFFICERS		32
EXECUTIVE COMPENSATION		33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS		36
Item 12A.	DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	36

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Item 3. Summary Information, Risk Factors

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about ADVANCED CLOUD STORAGE, INC.

ADVANCED CLOUD STORAGE, INC. was incorporated in the State of Nevada as a for-profit Company on November 18, 2010. We are a development-stage company that intends to provide a service focused on helping businesses and individuals protect their data, minimize downtime and recover and restore data quickly. The Company’s auditors have issued an opinion that the ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern

The Company has not yet implemented its business model and to date has generated no revenues. Neither the Company’s management nor any affiliates of the Company or its management have previously been involved in the management or ownership of a development stage company.

The company intends to register 5,000,000 at $0.04 per share.

Advanced Cloud Storage, Inc. intends to deliver affordable subscription-based backup and data recovery services to businesses of all sizes and types. The Company intends to differentiate itself by the high level of security it will offer it’s prospective clients to protect the clients data. We intend to market our services on the Internet. .

The Company’s sole officer and director owns 100% of the outstanding shares of the Company and if all 5,000,000 shares are sold, he will own over 66.67% after this offering is completed. As a result, he will have control of the Company.

The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus. As of March 31, 2011, the end of our fiscal year, the Company had raised $10,000 through the sale of its common stock. There is $5,640 of cash on hand. The Company currently has liabilities of $4,350 represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $11,400. As of the date of this prospectus, we have generated no revenues from our business operations.

Our business office is located at 112 North Curry Street Carson City Nevada 89703, our telephone number is (775) 284 3703 and our fax number is (800) 761 5717.

Summary of the Offering by the Company

ADVANCED CLOUD STORAGE, INC. has 10,000,000 shares of common stock issued and outstanding and is registering an additional 5,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 5,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.04 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. ADVANCED CLOUD STORAGE, INC. will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	The Company offers 5,000,000 shares of common stock.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.04.
Number of shares outstanding before the offering of common shares.	10,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	In the event that all of the shares being offered in this offering are sold, 15,000,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares
There is no public market for the common shares. The price per share is $0.04.ADVANCED CLOUD STORAGE, INC. may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if ADVANCED CLOUD STORAGE, INC.  common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds
ADVANCED CLOUD STORAGE, INC.  will receive all proceeds from the sale of the common stock. If all 5,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $200,000 and the Company intends to use the proceeds from this offering This use of proceeds will be adjusted if the company does not sell all the shares being offered. The Company intends to use the proceeds from this offering (i) to pay for business travel expenses; purchase of computer hardware; market research; purchase of office supplies and expenses and server farm rental for a total general business expense of $40,300 ; (ii) to pay for, software development cost and estimated at $110,000; (iii) to initiate the Company's sales and marketing campaign, estimated at $38,300;. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $11,400 are being paid for by ADVANCED CLOUD STORAGE, INC.

Termination of the offering	The offering will conclude 90 days after this registration statement becomes effective with the Securities and Exchange Commission.
Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. ADVANCED CLOUD STORAGE, INC.  has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be all the material risks to an investor regarding this offering. ADVANCED CLOUD STORAGE should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Auditor’s Going Concern

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF ADVANCED CLOUD STORAGE, INC. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN.

In their audit report dated April 12, 2011, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to ADVANCED CLOUD STORAGE, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See “March 31, 2011 Financial Statements - Auditors Report.”

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

Risks Related To Our Financial Condition

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the Company will have costs related to: (i) business travel costs from South Africa to USA, (ii) purchase of hardware and market research (iii) software development cost, (iv) website development cost, (v) marketing campaign, (vi) administrative expenses and (vii) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our product will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these costs, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT.

If we are not successful in earning revenues once we have started our planned sales activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and we may be unable to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company’s ability to attract customers. The Company may be unable to access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on November 18, 2010 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Buyers of our shares pursuant to this offering will pay more for our common stock than the pro rata portion of the assets are worth and as a result, investing in our Company may result in an immediate loss.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have our shares of common stock quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that we will be able to find a market maker who will submit a Form 15c-211 application for us to FINRA, or that our application, if submitted, will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Advanced Cloud Storage, Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

THERE IS NO ESTABLISHED MARKET FOR SHARES OF THE COMPANY’S COMMON STOCK, WHICH COULD MAKE MARKETS FOR THESE SHARES EXTREMELY ILLIQUID.

At present, there is no established public market for the Company’s shares. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. Our Company’s common stock may not be followed by securities analysts which may result in our stock being less visible, which in turn could cause increased illiquidity causing our stock price to decline. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

Furthermore, the arbitrary offering price of $0.04 per common share as determined herein is substantially higher than the net tangible book value per share of ADVANCED CLOUD STORAGE common stock. ADVANCED CLOUD STORAGE assets do not substantiate a share price of $0.04. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board. Accordingly, you could lose a substantial amount, or all, of your investment.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED COMMON SHARES, DILUTING THE CURRENT SHAREHOLDERS’ EQUITY.

The Company has 75,000,000 common shares, of which only 10,000000 are currently issued and outstanding and in the event that all of the shares being offered in this offering are sold, only 15,000,000 will be issued and outstanding. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business. Because the Company does not anticipate paying cash dividends in the foreseeable future which may lower expected returns for investors, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR THE COMPANY’S SHARES, THEY MAY BE EXTREMELY ILLIQUID.

We intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved. Additionally there is no guarantee a trading market will develop or be sustained. If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASDAQ Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be quoted or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company’s stock. Despite the Company’s best efforts, it may not be able to convince any broker/dealers to act as a market-maker and make quotations on the OTC Bulletin Board.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company’s sole officer and director owns 100% of the outstanding shares and will own over 66.67% after this offering is completed. As a result, he may have control of the Company and be able to choose all of our directors. His interests may differ from those of the other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

All decisions regarding the management of the Company’s affairs will be made exclusively by him. Purchasers of the offered shares may not participate in the management of the Company and therefore, are dependent upon his management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the Company’s sole officer and director will not abuse his discretion in executing the Company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the Company’s management.

Risks Related to Investing in Our Company

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN SUSPENSION OR END OF OUR OPERATIONS.

We were incorporated on November 18, 2010 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

BECAUSE WE EXPECT TO INCUR LOSSES IN THE FUTURE, FAILURE TO GENERATE REVENUES WILL CAUSE US TO GO OUT OF BUSINESS AND YOUR ENTIRE INVESTMENT COULD BE LOST

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE, WHICH COULD RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our services; fluctuations in the demand for secure online storage; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these factors could have a material adverse effect on our business, financial condition and operating results, which could result in the complete loss of your investment.

AS THE COMPANY’S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE.

Mr. Meyer our sole officer and director, has other business interests and currently devotes approximately 20 hours per week to our operations. Mr. Meyer will have to arrange leave from his current occupation to travel to the US and may not be able to do so at the exact time frame needed and this could cause a interruption to the company’s planed services, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business requires more business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the Company’s business. However, he may not be able to devote sufficient time to the management of the Company’s business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director. The Company does not have an employment agreement in place with its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

BECAUSE WE DO NOT HAVE INDEPENDENT DIRECTORS, OR SEPARATELY STANDING COMPENSATION OR NOMINATING COMMITTEES, WE CANNOT ASSURE IMPARTIAL DECISION MAKING BY MANAGEMENT

Our board of directors is currently composed of one member, Frik Meyer, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The interests of Mr. Meyer may not be, at all times, the same as that of our other shareholders.  Mr. Meyer’s interests as an executive may, at times be adverse to those of other investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Meyer exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company’s Board of Directors.

IN THE CASE IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the Company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

BECAUSE THERE IS NO MINIMUM PROCEEDS FROM THIS OFFERING, THE COMPANY CAN RECEIVE FROM THIS OFFERING, THE COMPANY MAY NOT RAISE SUFFICIENT CAPITAL TO IMPLEMENT ITS PLANNED BUSINESS AND YOUR ENTIRE INVESTMENT COULD BE LOST

This offering is being made on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event that does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

Risks Related to the Company’s Market and Strategy

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

ADVANCED CLOUD STORAGE is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on November 18, 2010 and to date have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the Company’s planned operating expenses. As such, we face a high risk of business failure, which would result in the loss of your investment.

OUR FAILURE TO GENERATE REVENUE MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar services, the entry of new competitors into the cloud data storage industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the Company or its competitors. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

BECAUSE WE ARE SMALL AND HAVE LIMITED CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE SUFFICIENT TO ATTRACT ENOUGH CLIENTS AND WE MAY NOT BE ABLE TO ASSUME SIGNIFICANT ADDITIONAL COSTS TO OPERATE PROFITABLY. IF WE DO NOT OPERATE PROFITABLY, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are a small company, with limited capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. In addition, we may not be able to assume significant additional costs to operate. If we are unable to make any necessary change in the Company structure, do the proper negotiations with the developers or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

IF WE DO NOT HAVE ADEQUATE RESOURCES TO MARKET AND SELL OUR SERVICES AND COMPETE SUCCESSFULLY WITH NUMEROUS COMPANYS THAT OFFER ONLINE STORAGE ON THE CLOUD, OUR ABILITY TO ATTRACT CUSTOMERS WILL BE HARMED RESULTING IN REDUCED REVENUES AND INCREASED OPERATING COSTS.

Some of our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. We expect that competition will continue to increase, in cloud storage services, we might not be able to compete with large company’s if they where to drive prices down for cloud storage.

BECAUSE WE ARE A DEVELOPMENT STAGE COMPANY, WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SERVICES.

The Company’s growth strategy is substantially dependent upon its ability to market its services successfully to prospective clients. However, its planned services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company’s services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

BECAUSE THERE ARE MANY SIMILAR PRODUCTS IN THE MARKET, OUR PRODUCTS MAY NOT BE ABLE TO DISTINGUISH THEMSELVES.

There are wide ranges of companies that offer similar services. If we are unable to distinguish our services and attract enough clients, it will affect or business negatively. We may have to suspend or modify our planed services strategy and our planed marketing strategy, which could result in suspending or ceasing operations resulting in a total loss of your investment.

Item 4. USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The offering is being conducted on a “best efforts’ basis and the offering scenarios that follow are for illustrative purposes only. The actual amount of proceeds, if any, may differ. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$50,000	$100,000	$150,000	$200,000
Less: OFFERING EXPENSES
Legal & Accounting	$8,000	$8,000	$8,000	$8,000
Printing	$400	$400	$400	$400
Transfer Agent	$3,000	$3,000	$3,000	$3,000
TOTAL	$11,400	$11,400	$11,400	$11,400

Less: GENERAL BUSINESS DEVELOPMENT
Business travel expenses	$3,000	$5,000	$8,000	$10,000
Office supplies and expenses	$550	$1,300	$3,050	$4,300
Market research	$2,500	$7,000	$9,000	$10,000
Computer hardware	$4,000	$8,000	$9,000	$10,000
Server Farm Rental	$3,000	$3,500	$5,000	$6,000
TOTAL:	$13,050	$24,800	$34,050	$40,300

Less: SOFTWARE DEVELOPMENT
Software Development	$13,550	$35,500	$71,250	$110,000

TOTAL:	$13,550	$35,500	$71,250	$110,000

Less: SALES & MARKETING
Logo development:	$3,000	$5,500	$7,000	$10,000
Website Development	$2,500	$5,000	$5,000	$5,000
Web hosting	$500	$500	$500	$500
Online Advertising	$6,000	$17,300	$20,800	$22,800

TOTAL	$12,000	$28,300	$33,300	$38,300

TOTAL:	$0	$0	$0	$0
TOTALS	$50,000	$100,000	$150,000	$200,000

Item 5. Determination of Offering Price.

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by ADVANCED CLOUD STORAGE and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares Among the factors considered were:
• our cash requirements;
• the proceeds to be raised by the offering;
• our lack of operating history; and
• the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing shareholder.

Our common stock is not listed on a public exchange. We intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved. Additionally there is no guarantee a trading market will develop or be sustained.

Item 6. Dilution.

The price of the current offering is fixed at $0.04 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on November 18, 2010. The Company’s sole officer and director paid $0.001 per share, a difference of $0.039 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold
Price per share	$0.04
Post offering net tangible book value	$189,890
Potential gain to existing shareholders	$200,000
Net tangible book value per share after offering	$0.0127
Increase to present stockholders in net tangible book value per share after offering	$0.0128
Capital contributions by purchasers of shares	$200,000
Capital Contributions by existing stockholders	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholders	10,000,000
Existing Stockholders Percentage of ownership after offering	66.67%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.04
Post offering net tangible book value	$189,890
Increase in net tangible book value per share after offering	$0.0125
Dilution per share	$0.0273
Capital contributions by purchasers of shares	$200,000
Capital contributions by existing stock holders	$10,000
Percentage capital contributions by purchasers of shares	95%
Percentage capital contributions by existing stockholders	5%
Anticipated net offering proceeds	$189,890
Number of shares after offering held by public investors	5,000,000
Total shares issued and outstanding	15,000,000
Purchasers of shares percentage of ownership after offering	33.33%
Existing stockholders percentage of owner ship after offering	66.67%

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.04
Post offering net tangible book value	$139,890
Post offering net tangible book value per share	$0.0102
Pre-offering net tangible book value per share	$0.0001
Increase in net tangible book value per share after offering	$0.0103
Dilution per share	$0.0298
Capital contributions by purchasers of shares	$150,000
Capital contributions by existing stock holders	$10,000
Percentage capital contributions by purchasers of shares	94%
Percentage capital contributions by existing stockholders	6%
Anticipated net offering proceeds	$138,600
Number of shares after offering held by public investors	3,750,000
Total shares issued and outstanding	13,750,000
Purchasers of shares percentage of ownership after offering	27%
Existing stockholders percentage of ownership after offering	73%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.04
Post offering net tangible book value	$89,890
Post offering net tangible book value per share	$0.0072
Pre-offering net tangible book value per share	$0.0001
Increase in net tangible book value per share after offering	$0.0073
Dilution per share	$0.0328
Capital contributions by purchasers of shares	$100,000
Capital contributions by existing share holders	$10,000
Percentage capital contributions by purchasers of shares	91%
Percentage capital contributions by existing stock holders	9%
Anticipated net offering proceeds	$88,600
Number of shares after offering held by public investors	2,500,000
Total shares issued and outstanding	12,500,000
Purchasers of shares percentage of ownership after offering	20.00%
Existing stockholders percentage of ownership after offering	80.00%

Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.04
Post offering net tangible book value	$39,890
Post offering net tangible book value per share	$0.0035
Pre-offering net tangible book value per share	$0.0001
Increase in net tangible book value per share after offering	$0.0037
Dilution per share	$0.0365
Capital contributions by purchasers of shares	$50,000
Capital contributions by existing share holders	$10,000
Percentage capital contributions by purchasers of shares	83%
Percentage capital contributions by existing stock holders	17%
Anticipated net offering proceeds	$38,600
Number of shares after offering held by public investors	1,250,000
Total shares issued and outstanding	11,250,000
Purchasers of shares percentage of ownership after offering	11.11%
Existing stockholders percentage of ownership after offering	88.89%

Item 7. Selling Security Holders.

Not applicable

Item 8. Plan of Distribution.

10,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional 5,000,000 shares of its common stock at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

 The Company will receive all proceeds from the sale of those shares. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.04 for the duration of this offering.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share

The offering will conclude on the earlier of; (1) when all 5,000,000 shares of common stock have been sold, or (2) 90 days after this registration statement becomes effective with the Securities and Exchange Commission. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which ADVANCED CLOUD STORAGE has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

In connection with the Company’s selling efforts in the offering, Frik Meyer our sole officer and director will be selling shares on the Company’s behalf. Our sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Meyer is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Meyer will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Meyer is not, nor has she been within the past 12 months, a broker or dealer, and he is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Meyer will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Meyer will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

ADVANCED CLOUD STORAGE will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Item 9. Description of Securities to be Registered.

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 66.67% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Advanced Cloud Storage will act as its own transfer agent.

Item 10. Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Seale and Beers, CPAs 50 S. Jones Blvd Suite 202. Las Vegas, Nevada 89107, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

The Law Offices of Thomas E. Puzzo, PLLC., has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Item 11. Information with Respect to the Registrant.

DESCRIPTION OF BUSINESS

Business Development

On November 18, 2010 Mr. Frik Meyer, president and sole director incorporated the Company in the State of Nevada and established a fiscal year end of March 31. ADVANCED CLOUD STORAGE, INC. is a development-stage company that intends to market and sell its planed secure online data storage through its’ intended website. Other than its President, the Company has no employees. We intend to contract with research consultants, contractors to develop our logo and website, sellers of computer hardware and Internet Technology specialist to assist us in development of our planned business.  The Company has currently no arrangements or understandings in place with any research consultants, contractors to develop our logo and website, sellers of computer hardware and Internet Technology specialists.

The Company has not yet implemented its business model and to date has generated no revenues. It is the Company’s intention to provide its customers with the highest level of offsite data storage and security features available in the market today. The Company’s target market will be corporations or individuals that have very sensitive data.

The company intends to deploy the high levels of encryption algorithms as well as various ghosting and spoofing techniques of Intent IP addresses making it virtually impossible to track data. Spoofing is a technique that creates Internet Protocol (IP) packets with a forged source IP address with the purpose of concealing the identity of the sender or impersonating another computing system. Basically the source computer’s IP is temporarily captured by a routing computer and is matched with a random IP that is used to retrieve data from the destination computer. Once the data is returned to the routing computer it is handed over to the origination IP address and sent back to the user. Once the transaction is completed the routing computer erases both IP addresses, there is no record of what IP address initiated the data request or what address supplied the information. Ghosting is a technique where IP address are changed on the fly by going through a computer system that reroutes the data to an IP address only known to that machine. It is possible that the client would not even know in which jurisdiction their data is stored. The Company may have to hire other corporations or individuals in various jurisdictions to accomplish some of the IP ghosting and hosting. Under these types of arrangements the Company may not know where the data is located.  Other planned security features include multiple passwords; allowing various access levels to various data.  By using the same login but different passwords, users may have access to only a limited amount of data while other data is unrelated and unseen. The same login with another password would cause a military grade data purge of all data associated with that password.  Additional planned features include the opportunity to dispatch security should someone be forced to reveal sensitive data against their will. For example a password could give access to non-critical data but at the same time that password could cause the system to dispatch security to a specific location.

Other planned security features could be made machine specific. If the client wished that only one computer is authorized to access data, this could be accomplished by reading various chip set serial numbers to identify a particular machine.  Obviously there could be some concerns if this machine ceased to operate as it could be virtually impossible to retrieve the data.

We intend to market our services on the Internet. We have three planned phases to our operations over the next twelve months. The business activities and related expenses in each phase will be affected by the proceeds from sales of shares in this offering received by the Company as discussed below.

Product Description

Advanced Cloud Storage intends to provide secure online storage in the cloud. Cumulus, our first planned product will be an online backup service that is protected by a high level of encryption algorithms as well as ghosting and spoofing techniques of Intent IP addresses making it virtually impossible to track.

Stratus, our second planned storage product will have all of the features of Cumulus, plus Stratus will have multiple layers of passwords allowing various layers of access to a limited amount of data.

Cirrus, our third planned cloud storage product will have all of the features of Cumulus and Stratus, plus we intend to have in our software is if you used the same login with another password it would cause a military grade data purge of all data associated with that password.

Nimbus, our fourth planned storage product will have all of the features of Cumulus, Stratus and Cirrus, plus we intend to add the ability to dispatch help such as the local security should someone be forced to reveal sensitive data against their will. For example a password could give access to non-critical data but at the same time that password could cause the system to dispatch security to a specific location.

Annual price for each of our planned products is:

	100 Gigabytes	Additional 100 Gigabytes
Cumulus	$120	$140
Stratus	$130	$140
Cirrus	$140	$140
Nimbus	$150	$140

Plan of Operation

ADVANCED CLOUD STORAGE, INC. is a development-stage company that intends to market and sell its planned secure online data storage through its’ intended website.

The Company has not yet implemented its business model and to date and has generated no revenues. It is the Company’s intention to provide its customers with the highest level of offsite data storage and security features available in the market today. The Company’s target market will be corporations or individuals that have very sensitive data.

Over the next twelve months, the Company plans to introduce four different software products: 1) Cumulus, a secure data backup service using the high levels of encryption algorithms as well as various ghosting and spoofing techniques of Intent IP addresses making it virtually impossible to track the data, 2) Stratus, multiple layers of passwords allowing various layers of access to a limited amounts of data, 3) Cirrus, a military grade data purge of all data associated with that password and 4) Nimbus, a dispatch feature designed to dispatch local security should someone be forced to reveal sensitive data against their will. For example a password could give access to non-critical data but at the same time that password could cause the system to dispatch security to a specific location.

Over the 12-month period starting upon the effective date of this registration statement, our company must raise capital to introduce its planned products and start sales. We intend to market our services on the Internet. We have three planned phases to our operations over the next twelve months. The business activities and related expenses in each phase will be affected by the proceeds from sales of shares in this offering received by the Company as discussed below.

The first phase of our planed operations will be to contract with market research consultants to determine the best target market. Estimated cost for market research is $10,000. We will secure the services of contractors to develop our logo and develop our website. Estimated cost of logo development is $10,000 and estimated cost of website development is $5,000 .We intend to purchase computer hardware estimated at $10,000.The company anticipates the first phase of our planed operations to be completed within 90 days of this offering.

 For the second phase of our planed operations, we intend to engage the services of a software development contractor to develop our software. Estimated software development cost is $110,000. In addition, we intend to enter into an agreement with an IT (Internet Technology) specialist like Raccorp or Dragonara.net. These IT specialists will provide the company with servers, Internet bandwidth and IT services (server farm rental) at an estimated annual cost of $6,000. The company anticipates the second phase of our planned operations to be completed within 240 days of this offering.

The third phase of our planned operations will be to launch our website and begin our sales and marketing campaign. Estimated cost for the sales and marketing campaign is $38,300. The company anticipates the third phase of our planned operations to be completed within 270 days of this offering. We anticipate generating revenues within 360 days of this offering.

 In the event the Company sells 25% of the shares offered, the Company intends to scale back its planned software development to providing Cumulus, our first planned product thereby reducing anticipated software development expense to $13,550. In addition, the Company will reduce its planned business travel expense to $3,000; scale back the purchase of its computer hardware to $4,000 and reduce planned market research expense to $2,500. Office supplies expense will be reduced to $550 and the required server farm rental will be reduced to $3,000. Logo development expense will be reduced to $3,000; website development will be reduced to $2,500; online advertising expense will be reduced to $6,000 thereby reducing total sales and marketing expenses to $12,000 (see Use of Proceeds, page 14).

In the event the Company sells 50% of the shares offered, the Company intends to scale back planned software development to providing Stratus our second planned product thereby reducing its anticipated software development expense to $35,500. In addition, the Company will reduce its planned business travel expense to $5,000; scale back the purchase of its computer hardware to $8,000 and reduce planned market research expense to $7,000. Office supplies expense will be reduced to $1,300 and the required server farm rental will be reduced to $3,500. Logo development expense will be reduced to $5,500; website development will be reduced to $5,000; online advertising expense will be reduced to $17,300 thereby reducing total sales and marketing expenses to $28,300 (see Use of Proceeds, page 14).

In the event the Company sells 75% of the shares offered, the Company intends to scale back planned software development to providing Cirrus our third planned product thereby reducing its anticipated software development expense to $71,250. In addition, the Company will reduce its planned business travel expense to $8,000; scale back the purchase of its computer hardware to $9,000 and reduce planned market research expense to $9,000. Office supplies expense will be reduced to $3,050 and the required server farm rental will be reduced to $5,000. Logo development expense will be reduced to $7,000; online advertising expense will be reduced to $20,800 thereby reducing total sales and marketing expenses to $33,300 (see Use of Proceeds, page 14).

The Market Opportunity

According to Frank Gens, International Data Corporation’s (“IDC”) vice president and chief analyst, “total, spending on public IT cloud services (excludes private cloud spending) will grow from $16.5 billion in 2009 – a modest, recession-driven haircut from last year’s forecast – to over $55 billion in 2014. This is scorching fast growth of 27% per year.” Source: http://blogs.idc.com/ie/?p=922

Gens says “the online shift of the latest and greatest business solutions to the Web is happening because the Cloud is winning the war for developers:  a rapidly growing number of developers see the Web as the most attractive “platform” on which to quickly and affordably deploy their solutions.  It’s not a mystery:  the Cloud dramatically reduces the barriers for customer adoption (and upgrade) and dramatically expands the market reach for solution developers.” Source: http://blogs.idc.com/ie/?p=345

Given this forecasted growth, Management believes that cloud computing, or business solutions to the Web is well accepted commercially. According to the charts above, Management estimates that the storage offering category will grow from $1.5 billion in 2009 to $7.2 billion in 2014.

According to an IDC study, the worldwide storage-as-a-service market will reach $3 billion. "The IDC study presents a five-year forecast of the worldwide storage-as-a-service market for 2008-2012. With expectations that customers will continue to invest strongly in various forms of online storage services, IDC forecasts this market to pass the $3 billion mark by 2012, with a compound annual growth rate greater than 29% from 2007 to 2012.” Source: http://www.idc.com/newsletters/storage_asa_service_template/index3.html

With all the data being moved to cloud storage, management believes that the highest concern with prospective clients with very sensitive data will be the security of the data.

Competitive Advantages

Software development contractors from South Africa, India or China will be contracted to design our intended software and we will utilize the most cost effective service. Utilizing third party contractors means that we can develop our software for a fixed price and a lower cost.

The company feels that its lower cost and its intended security features as described herein will distinguish it from competing products.

There are wide ranges of companies that offer similar services. Some of our competitors like Go Daddy and Amazon may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. We expect that competition will continue to increase, primarily because of the forecast for growth in the industry.

Intellectual Property

The Company’s products are in the planning stage. We currently do not have any intellectual property. We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to aggressively assert our rights, trademark and copyright laws to protect our planned intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our planed intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our planed intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of data storage. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Employees and Employment Agreements

As the date of this prospectus, ADVANCED CLOUD STORAGE has no permanent staff other than its sole officer and director, Mr. Frik Meyer, who is the President and director of the Company. Mr. Frik Meyer has the flexibility to work on ADVANCED CLOUD STORAGE up to 20 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, the Company will hire an independent consultant to build the site.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part there of

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.  Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15 (d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

FINANCIAL STATEMENTS

ADVANCED CLOUD STORAGE, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

March 31, 2011

Audited

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Advanced Cloud Storage, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Advanced Cloud Storage, Inc. (A Development Stage Company) as of March 31, 2011, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period from inception on November 18, 2010 through March 31, 2011. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Cloud Storage, Inc. (A Development Stage Company) as of March 31, 2011, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period from inception on November 18, 2010 through March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has had a loss from operations of $8,710, an accumulated deficit of $8,710, working capital of $1,290 and has earned no revenues since inception, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
April 12, 2011

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

ADVANCED CLOUD STORAGE, INC.
(A Development Stage Company)
 BALANCE SHEET
Audited

March 31, 2011

ASSETS

CURRENT ASSETS
Cash	$5,640
TOTAL CURRENT ASSETS	$5,640

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$2,900
Loans from Related Party	1,450
TOTAL CURRENT LIABILITIES	$4,350

STOCKHOLDERS’ EQUITY ( DEFICIT )
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares at March 31, 2011	$10,000
Additional Paid-In Capital
Deficit accumulated during the development stage	(8,710)
TOTAL STOCKHOLDERS’ EQUITY/(DEFICIT)	$1,290
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)	$5,640

The accompanying notes are an integral part of these financial statements

ADVANCED CLOUD STORAGE, INC.
(A Development Stage Company)
 STATEMENT OF OPERATIONS
Audited

Cumulative results
from inception
(November 18, 2010) to
March 31, 2011
REVENUE

Revenues	$-
Total Revenues	$-

EXPENSES

Office and general	$1,460
Professional Fees	7,250
Total Expenses before income tax	$8,710

Provision for income tax	-
NET LOSS	$(8,710)

BASIC AND DILUTED LOSS PER COMMON SHARE	-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	4,328,358

The accompanying notes are an integral part of these financial statements

ADVANCED CLOUD STORAGE, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
From inception (November 18, 2010) to March 31, 2011
Audited

					Deficit
					accumulated
	Common Stock		Additional	Share	during the
	Number of		Paid-in	Subscriptions	development
	shares	Amount	Capital	Receivable	stage	Total

Balance at inception on
November 18, 2010	-	$-	$-	$-	$-	$-

Founder’s shares issued for cash
at $0.001 per share (par value), on February 2, 2011	10,000,000	10,000	-	-	-	10,000

Net loss from inception through
March 31, 2011	-	-	-	-	(8,710)	(8,710)

Balance, March 31, 2011	10,000,000	$10,000	$-	$-	$(8,710)	$1,290

The accompanying notes are an integral part of these financial statements

ADVANCED CLOUD STORAGE, INC.
(A Development Stage Company)
 STATEMENT OF CASH FLOWS
Audited

November 18, 2010
(date of inception) to
March 31, 2011

OPERATING ACTIVITIES
Net loss	$(8,710)
Adjustment to reconcile net loss to net cash
used in operating activities
Expenses paid on company’s behalf by related party	1,450
Increase (decrease) in accrued expenses	$2,900

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(4,360)

FINANCING ACTIVITIES
Proceeds from sale of common stock	10,000
Subscription Receivable	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	$10,000

NET INCREASE ( DECREASE) IN CASH	$5,640

CASH, BEGINNING OF PERIOD	$-

CASH, END OF PERIOD	$5,640

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements

ADVANCED CLOUD STORAGE, INC.
(A Development Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS

March 31, 2011

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on November 18, 2010 and established a fiscal year end of March 31. The Company is in the initial development stage and was organized to engage in the business of online data storage.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Revenue Recognition The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost. Advertising
Advertising costs are expensed as incurred. As of March 31, 2011, no advertising costs have been incurred.

Property
The Company does not own or rent any property. The office space is provided by the president at no charge.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents. Cash for this company is held in trust by an attorney.

Income Taxes
The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

ADVANCED CLOUD STORAGE, INC.
(A Development Stage Company)
NOTES TO THE AUDITED FINANCIAL STATEMENTS

March 31, 2011

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements
The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital of $1,290, an accumulated deficit of $8,710 and net loss from operations since inception of $8,710. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.  As of March 31, 2011, 10,000,000 Common shares are issued and outstanding.

On February 2, 2011, the Company issued 10,000,000 Founder’s shares at $0.001 per share for net funds to the Company of $10,000.
As of March 31, 2011, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 5 – LOAN PAYABLE – RELATED PARTY LOANS

As of March 31, 2011, our sole officer and director has paid expenses on behalf of the Company in the amount of $1,450. This amount is payable on demand, and carries no interest.

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  We provided a full valuation allowance on the deferred tax asset because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

ADVANCED CLOUD STORAGE, INC.
(A Development Stage Company)
NOTES TO THE AUDITED FINANCIAL STATEMENTS

March 31, 2011

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of March 31, 2011 are as follows:

March 31, 2011

Net operating loss carry forward	8,710
Effective Tax rate	35%
Deferred Tax Assets	3,049
Less: Valuation Allowance	(3,049)
Net deferred tax asset	$0

The net federal operating loss carry forward will expire between 2031 and 2032. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were available to be issued and has determined that there are no events to disclose.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Results of Operations

For the period from inception through November 18, 2010, we had no revenue. Expenses for the period totaled $8,710 resulting in a Net loss of $8,710.

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

As of March 31, 2011, we had $5,640 in cash. As of the date of this registration statement, the current funds available to the Company will not be sufficient to fund the expenses related to this offering, continue maintaining a reporting status. The Company’s sole officer and director, Mr. Meyer has indicated that he may be willing to provide a maximum of $25,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place.

In the offering scenarios presented in the Section titled “Use of Proceeds” the Company feels that it will have sufficient funds to fund the expenses related to this offering however the Company may be unable to fully launch its planned business activities for the next twelve months unless 100% of the shares are sold. In the event that 25% of the shares are sold, for the next twelve months the Company plans to reduce its planned business activities to the introduction of a single feature in our software thereby minimizing the expenses for business travel, computer hardware, market research; logo design and software development. In the event that 50% of the shares are sold, for the next twelve months the Company will introduce two features to our soft ware thereby increasing its expenses for business travel, logo design; hard ware and software design as well as increasing marketing..  In the event that 75% of the shares are sold, for the next twelve months the Company will introduce three features to our software thereby increasing its expenses for business travel, hard ware, logo design; software design, server farm rentals. (see Use of Proceeds page 14).

In the event that 100% of the shares are sold, for the next twelve months the Company believes it have sufficient funds to fully launch its planned business activities. During the third phase of our Plan of Operations, the Company believes it will generate sales. We expect that revenue will be generated within 300 days following the closing of this offering. We anticipate that within 360 days following the closing of this offering, we should be generating income. Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our Plan of Operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

We do not anticipate researching and releasing any further features to our software nor do we foresee the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Off-balance sheet arrangements

Other than the above described situation, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Frik Meyer	58	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

From 2003 to January 2009 Mr. Meyer was employed by a South African satellite communications company (ADMS) and started focusing on digital signage (high-impact, relevant marketing messages using high definition TV screens) delivered to carefully targeted audiences around the country and international via satellite technology. With this wide area network and smaller area networks throughout the country, he manages software packages, network installations, satellite installations, computer hardware maintenance and computer assembly to suit this satellite and digital signage environment.

From February 2009 to March 2010 Mr. Meyer was manager of the Performer Theatre; A dinner theater in the eastern side of Pretoria South Africa that specialized in world class in-house live productions and caters events for 80 to 350 people. From March 2010 until the present time, Mr. Meyer has been self employed building web-based solutions for both web users and local businesses.

Mr. Meyer is a qualified project manager in the Information Technology (IT) environment and has worked in several large companies in South Africa, (Iscor, Fowler Construction, Group Five Building) and several government projects in the North Western Province of South Africa. He has particular experience in financial systems, plant costing and business information programs and developed several software packages for the construction industry. He has also been involved in end user training for a number of years. He founded “Business Information Technology Services & Projects” (BITS & projects) in 1994 as a computer systems house which implements computer solutions and services to the corporate market.

The company feels that Mr. Meyers entrepreneurship and his experience in the software development and marketing makes him a good choice for president of the company.

Director Independence

Our board of directors is currently composed of one member, Frik Meyer, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Conflicts of Interest

At the present time, the company does not foresee any direct conflict between Mr. Meyer’s’ other business interests and his involvement in ADVANCED CLOUD STORAGE, INC.

EXECUTIVE COMPENSATION

ADVANCED CLOUD STORAGE, INC. has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception through March 31, 2011

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
FRIK MEYER President	2010	0	0	0	0	0	0	0	0

We did not pay any salaries in 2010. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of March 31, 2011

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
FRIK MEYER	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of the Company has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. ADVANCED CLOUD STORAGE, INC. may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (November 18, 2010) through March 31, 2011.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
FRIK MEYER	0	0	0	0	0	0	0

At this time, ADVANCED CLOUD STORAGE, INC. has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address Beneficial Owner [1]	Amount and Nature of Beneficial Owner	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	FRIK MEYER PO BOX 14215 Clubview Centurion 0014 South Africa [2]	10,000,000	100%	66.67%	73%	80%	88.89%

	All Officers and Directors as a Group (1 person)	10,000,000	100%	66.67%	73%	80%	88.89%

[1]
The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Meyer is the only “promoter” of our company.

[2]
Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group and includes shares that could be obtained by the named individual within the next 60 days

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue to control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 2, 2011, we issued a total of 10,000,000 shares of common stock to Mr. Frik Meyer, our sole officer and director, for total cash consideration of $10,000. The Company considered these securities as “Founders” shares. Mr. Frik Meyer purchased his shares at par value being $0.001 per share, considerably lower than the $0.04 cents per share in this offering. This offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

Our sole officer and director provides office space at no charge to the Company. As of March 31, 2011, Mr. Frik Meyer has paid expenses on behalf of the Company in the amount of $1,450. The amount due to Mr. Meyer is unsecured, non-interest bearing, payable on demand with no written terms of repayment.

Item 12A.  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the courts decision.